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EXHIBIT 10.1

                 INTELLECTUAL PROPERTY RIGHTS TRANSFER AGREEMENT

                                    Agreement

This Letter of Agreement (this "Agreement") is made and entered into this 12th day of February, 2000, by and among Global Information Group U.S.A., Inc., a Delaware corporation having offices at One Rockefeller Plaza, New York, N.Y., 10021 (United States of America) (hereinafter, "GIG"), and Belport Informatica e Electronicas, Importacao e Exportacao, Unipessoal LDA, a corporation having offices at Avenido do Rio, Lote 3, 8365 Armacao de Pera, Portugal (hereinafter, "Belport"). GIG and Belport are hereinafter referred to collectively as "the parties."

                                   Background

         A. GIG has developed and possesses certain technical and market knowledge in the 3-D computer graphics field, and is currently applying that expertise in the production and marketing of related hardware and software.

         B. Belport owns the unencumbered intellectual property rights to the software, software source code, software work product, trademarks, copyrights, service marks, trade secrets, know-how, proprietary processes, formulae, technology, logos, logotypes, domain name registrations, and all other proprietary rights, including related text material and advertising copy, created by ElectroGIG Nederland, B.V., and its affiliate corporation ElectroGIG Technology, B.V. (collectively, "ElectroGIG"), as set forth in Schedule A attached hereto (the "ElectroGIG Intellectual Property").

         C. The parties entered into certain Software License and Intellectual Property Transfer agreements (the "Intellectual Property Agreements") dated March 27, 1998 and April 23, 1998, respectively, by which Belport exclusively licensed to GIG worldwide rights in and to the ElectroGIG source code, and transferred to GIG certain ElectroGIG Intellectual Property.

         D. The parties have agreed to amend the Intellectual Property Agreements to cancel any underlying license to GIG of the ElectroGIG source code and, as set forth herein, to irrevocably transfer and assign to GIG all rights in and to the ElectroGIG Intellectual Property.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Transfer

         Subject to the terms and conditions of this Agreement, Belport hereby irrevocably sells, assigns and transfers all right, title and interest to the ElectroGIG Intellectual Property to GIG, or its designate, together with all the business good will associated with any trademarks, service marks, trade dress, or applications for trademarks or service marks so transferred.

         2. Compensation.

                  a. GIG will pay Belport US$30,000.00, to be disbursed, in cash or cash equivalent, upon signing of this Agreement. Said payment represents the sum total of payments from GIG due to Belport for the transaction described herein and includes any and all outstanding obligations, if any, related to the prior Intellectual Property Agreements.

         3. Delivery.

         Upon the execution of this Agreement by the parties, Belport shall transfer the source code and all copies of such source code held by Belport or any of its affiliates, in machine-readable and human-readable form, along with all related documentation for the source code, to GIG, or its designate, by means to be mutually agreed to by the parties.


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         4. Representations and Warranties by Belport

            a. Belport represents and warrants that the ElectroGIG Intellectual Property, and each such individual item of ElectroGIG Intellectual Property, is valid and in full force, is held of record in the name of Belport or any applicable Belport subsidiary free and clear of all liens, encumbrances and other claims, and is not the subject of any cancellation or reexamination proceeding or any other proceeding challenging its extent or validity.

            b. Belport further represents that the ElectroGIG Intellectual Property does not infringe, dilute or otherwise violate the patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, trade secrets or other intellectual property rights of any third party, and no claim has been made, notice given, or dispute arisen to that effect.

            c. Belport and any applicable Belport subsidiary does not have any pending claims that a third party has violated or infringed any of the ElectroGIG Intellectual Property, and neither Belport nor any applicable Subsidiary has given any indemnification to any third party against infringement of such intellectual property rights.

            d. Belport represents and warrants that it possesses, other than delivered under Section D(3)(a) herein, no copies or original versions of the source code, in part or whole, or installations on hardware or software. Belport further agrees to notify GIG immediately of any third party in possession of the source code, or any part thereof, or any third party which gains possession of the source code that becomes known to Belport in the future.

         E. Prior agreements.

            1. The parties agree that this Agreement shall replace and supplant all prior agreements between the parties relating to the ElectroGIG Intellectual Property, whether written or oral, including, but not limited to, such provisions of the Intellectual Property Agreements relating to the term of such agreements; compensation to Belport under the Software License Agreement; restrictions on the use by GIG of the ElectroGIG name on products developed by GIG; restrictions on the sale of the ElectroGIG Intellectual Property by GIG, or rights of reimbursement by GIG to Belport upon the sale or transfer of ElectroGIG Intellectual Property by GIG; or mutual reporting requirements under such agreements.

         F. Other obligations of the parties.

            1. Belport agrees that it shall:

               a. Execute at, prior to, or following the execution of this agreement such documents as shall be requested by GIG to establish a clean chain of title in and to the ElectroGIG Intellectual Property, including, but not limited to providing a true and certified translations of all document(s) transferring ownership in the ElectroGIG Intellectual Property to Belport, or such affidavits or other documentation as may be requested by GIG at, prior to or after the execution of this Agreement for purposes of recording the transfer and assignment of the ElectroGIG Intellectual Property.

               b. Cooperate fully with GIG in the production or creation of documentation as may be required to register the ElectroGIG Intellectual Property in the name of GIG in such jurisdictions as GIG in its sole discretion may choose.

            2. GIG agrees that it shall:

               a. Be and remain responsible for all costs associated with the application, registration, issuance, recordation and/or maintenance of the ElectroGIG Intellectual Property, including all costs associated with the defense or prosecution of the rights in and to the ElectroGIG Intellectual Property. Such responsibility shall not include any costs associated with the production, creation or legalization of documentation to be produced by Belport under Section F(1)(a) herein, which costs shall be the sole responsibility of Belport.


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         G. Confidentiality.

            1. The parties individually acknowledge that from time to time during the course of performing services pursuant to the Intellectual Property Agreements and this Agreement, they have been and may continue to be exposed to information of a confidential or proprietary nature about each other and their respective business operations, including but not limited to information about pricing, costs, profits, sales, marketing or business plans, budgets, forecasts, customer lists, customer requirements, internally developed methods of customer solicitation, facts relating to existing or prospective customers, arrangements with customers or suppliers, possible acquisitions or divestitures, markets or market extensions, personnel, know-how, processes, systems and procedures, development plans, and other information not available to the public, none of which is part of the general knowledge of the industry. The parties agree that such information is to be kept in the strictest confidence by the parties during the term of this Agreement and at all times thereafter, and that each party shall treat all such information with the same degree of care as it does its own confidential information.

            2. Miscellaneous. This Agreement (i) shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns, (ii) shall be governed by the laws of the State of New York, U.S.A., without recourse to international jurisdiction, (iii) may not be amended except by an agreement in writing signed by the parties hereto; and (iv) sets forth the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of this Agreement. The parties waive the right to translate this Agreement into the Portuguese language and accept it as the complete agreement, "as is."

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND HEREBY,

                                     Belport

                                     By:/s/Geoskens John
                                        ------------------------------------

                                     Name:  Geoskens John
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                                     Title:  Managing Director
                                           ---------------------------------

                                     Place:  Antwerp, Belgium
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                                     Witnessed:[illegible]

                                     Name: [illegible]

                                     Global Information Group

                                     By:/s/Anthony E. Mohr
                                        ------------------------------------

                                     Name:Anthony E. Mohr
                                          ----------------------------------

                                     Title:President
                                           ---------------------------------

                                     Place Antwerp, Belgium
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                                     Witnessed: [illegible]

                                     Name: [illegible]